Exhibit 99.1

EMPAVELI commercial launch off to a strong start As of December 31, 2021: >95% patient compliance rate >125 start forms submitted FY 2021 U.S. Net Product Sales >75% of C5 switches from Ultomiris ~$15 Million1 • C5 inhibitor switch patients are majority of new EMPAVELI starts Zero cases of meningococcal infection 1. Estimated 2021 EMPAVELI U.S. net product sales are unaudited, preliminary and based on management’s estimate as of the date of this presentation and are subject to completion of the Company’s financial closing procedures. 16